Exhibit 32(b)

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
OF TITLE 18 OF THE UNITED STATES CODE

I, Stephen D. Farber, the Chief Financial Officer of Tenet Healthcare Corporation, certify that (i) the Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2003 (the “Form 10-Q”), filed with the Securities and Exchange Commission on April 14, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the consolidated financial condition and results of operations of Tenet Healthcare Corporation and its subsidiaries.

/s/ STEPHEN D. FARBER
Stephen D. Farber

April 14, 2003

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Form 10-Q or as a separate disclosure document.